MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

August 11, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washingotn, DC 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the form 8K dated August 6, 2009, of Deltron, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended September 31, 2008 and 2007, and our review of interim financial statements.

Very Truly Yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

August 11, 2009

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501